Exhibit 99.A

Business Unit Contribution
$ Millions

	Three Months Ended September 30, 2007
	EBIT	DD&A	EBITDA	Cash Capex[1]
Core Business
Pipelines	$275	$94	$369	$318
Exploration & Production	232	194	426	1,264

Other Business
Marketing	(8)	-	(8)	-
Power	(67)	1	(66)	-
Corporate & Other	51	4	55	(6)[2]

Total	$483	$293	$776	$1,576

Adjusted Pipeline EBITDA:  $403 MM3

1 Includes acquisitions
2 Insurance recoveries
3 Adjusted to reflect 50% interest of Citrus EBITDA on a proportional basis; see appendix for details

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Business Unit Contribution
$ Millions

	Year-to-Date Ended September 30, 2007
	EBIT	DD&A	EBITDA	Cash Capex[1]
Core Business
Pipelines	$957	$279	$1,236	$720
Exploration & Production	646	553	1,199	2,256

Other Business
Marketing	(138)	2	(136)	-
Power	(33)	1	(32)	-
Corporate & Other
Debt repurchase costs	(287)	-	(287)	-
Other	24	15	39	2
Total	$1,169	$850	$2,019	$2,978

Adjusted Pipeline EBITDA:  $1,338 MM2

1 Includes acquisitions
2 Adjusted to reflect 50% interest of Citrus EBITDA on a proportional basis; appendix includes details
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Reconciliation of Citrus EBITDA
$ Millions

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007
Citrus equity earnings	$21	$63
50% Citrus DD&A	13	38
50% Citrus interest	9	28
50% Citrus taxes	13	39
Other*	(1)	(3)
50% Citrus EBITDA	$55	$165

El Paso Pipeline EBITDA	$369	$1,236
Add: 50% Citrus EBITDA	55	165
Less: Citrus equity earnings	21	63
Adjusted Pipeline EBITDA	$403	$1,338

Citrus debt at September 30, 2007 (50%)	$479

* Other represents the excess purchase price amortization and differences between the estimated and actual equity earnings on our investment
44